Exhibit 99.1

Press Relations:

Alissa Vasilevskis +1.650.581.2615 avasilevskis@saba.com

Saba Appoints Bill Slater as Chief Financial Officer

REDWOOD SHORES, Calif.—December 9, 2008—Saba Software, Inc. (NASDAQ: SABA), the premier people management software and services provider, today announced that it has appointed Bill Slater as its new Chief Financial Officer. Reporting to Saba’s CEO and Chairman, Bobby Yazdani, Slater will assume responsibility for the company’s worldwide finance, investor relations, IT and facilities organizations.

Slater brings to Saba more than 25 years of experience in financial management and operations at high-growth organizations. Prior to joining Saba, Slater served as Executive Vice President and Chief Financial Officer at Symmetricom (NASDAQ: SYMM), a provider of precise time and frequency technology. During his tenure, Slater successfully built proactive, business-oriented accounting and financial organizations to drive profitability for the company.

“Bill’s proven track record in building and managing efficient, profitable operations for global organizations will be instrumental as Saba positions itself for sustained growth,” said Yazdani. “My team and I look forward to working with Bill to maintain a disciplined approach to financial management across our business and enhance operational excellence.”

Prior to Symmetricom, Slater served as Executive Vice President and Chief Financial Officer at Computer Curriculum Corporation, an educational publisher and division of Viacom, where he oversaw strategies, business models and infrastructure that helped grow revenue, operating income and cash flow by more than 400 percent in eight years. Slater has also served as Vice President, Financial Planning, at Simon & Schuster and Vice President and Controller, Professional Products Group, for Revlon. Slater holds a B.A. in Accounting from Queens College, City University of New York.

“Saba has a tremendous opportunity to expand its global footprint as companies look at how to more effectively manage their talent to maintain competitive advantage in a complex business environment,” Slater said. “I look forward to joining a market leader with world-class customers and employees to help accelerate the next phase of growth for the company.”

About Saba

Founded in 1997, Saba (NASDAQ: SABA) is the premier global provider of strategic human capital management (HCM) software and services. Saba’s people management solutions are used by more than 1,300 organizations and over 17 million end users worldwide. Saba’s solutions increase organizational performance by aligning workforce goals with organizational strategy; developing, managing and rewarding their people; and improving collaboration.

Saba product offerings address all aspects of strategic HCM and are available both on-premise and OnDemand (www.saba.com/products). To ensure long-term customer success, our global services capabilities and partnerships provide strategic consulting, comprehensive implementation services, and ongoing worldwide support.

Saba | 2400 Bridge Parkway | Redwood Shores | CA | 94065 | www.saba.com

Saba customers include ABN AMRO; Alcatel-Lucent; Bank of Tokyo-Mitsubishi UFJ; BMW; Caterpillar; CEMEX; Cisco Systems; Daimler; Dell; Deloitte Touche Tohmatsu; EDS, an HP Company; EMC Corporation; FedEx Office; Insurance Australia Group; Kaiser Permanente; Lockheed Martin; Medtronic; National Australia Bank; Novartis; Petrobras; Procter & Gamble; Renault; Royal Bank of Scotland; Scotiabank; Singapore Ministry of Finance; Sprint; Standard Chartered Bank; Stanford University; Swedbank; Tata Consultancy Services; Wyndham International; Weyerhaeuser; Underwriters Laboratories; and the U.S. Army, U.S. Department of Health & Human Services, U.S. Department of Treasury/Internal Revenue Service, and U.S. Navy.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

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SABA, the Saba logo, Centra and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Saba | 2400 Bridge Parkway | Redwood Shores | CA | 94065 | www.saba.com